SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 29, 2003

Heritage Property Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-31297	04-3474810
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

535 Boylston Street Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

(617) 247-2200
(Registrant’s telephone number, including area code)

Item 5.  Other Events

On December 26, 2003, Heritage Property Investment Trust, Inc. (the “Company”) issued a press release announcing that Deutsche Bank Securities Inc., the underwriter of its recently completed equity offering, had exercised its over-allotment option and purchased an additional 672,045 shares of common stock, 432,736 shares from the Company, and 239,309 shares from The Prudential Insurance Company of America, the Company’s second largest stockholder.  A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)                                  Exhibits

99.1                           Heritage Property Investment Trust, Inc. press release dated December 26, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

/s/Thomas C. Prendergast
Thomas C. Prendergast
Chairman, President and Chief Executive Officer

/s/David G. Gaw
David G. Gaw
Senior Vice President, Chief Financial Officer and Treasurer

Dated:  December 29, 2003